Exhibit 21.1

Subsidiaries of the Registrant

The following is a list of subsidiaries of the Registrant as of November 10, 2014, omitting some subsidiaries which, considered in the aggregate, would not consitute a significant subsidiary.

Jurisdiction	Entity Name
Argentina	Fayser S.R.L.
Tyco Electronics Argentina S.A.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	ADC Communications (Australia) Pty Limited
ADC Manufacturing Services PTY Limited
Clarebury Pty Ltd
Grangehurst Enterprises Pty Ltd.
Morlynn Ceramics Pty Ltd.
Tappat Engineering Pty Ltd
Tyco Electronics Energy Pty Ltd
Tyco Electronics Pty Limited

Austria	Tyco Electronics Austria GmbH

Barbados	Corcom West Indies Limited
TE Connectivity (Barbados) SRL

Belgium	ADC Europe N.V.
Raychem Industries BVBA
Tyco Electronics Belgium EC BVBA
Tyco Electronics Raychem BVBA

Bermuda	Tyco Electronics Eta Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda
Tyco Global Networks Ltd.
Tyco Telecommunications Ltd.

Brazil	ADC Telecomunicacoes do Brasil Ltda.
ADC Telecomunicacoes Industria e Comercio Ltda.
Celis Eletrocomponentes Ltda.
Seacon Produtos e Servicos Opticos e Eletricos Ltda.
Tyco Electronics Brasil Ltda.

British Virgin Islands	Communication Expert International Investments Limited
Kenabell Holding Limited

Canada	TE Connectivity ULC
Tyco Electronics Canada ULC

Cayman Islands	Raychem International

Chile	ADC Chile Limitada
Tyco Electronics Industrial Y Comercial Chile Limitada

China	ADC Communications (Shanghai) Company Limited
ADC Telecommunications Equipment (Shanghai) Co., Ltd.
ADC Telecommunications (Shanghai) Distribution Co., Ltd.
Deutsch Connectors Manufacturing (Shanghai) Co., Ltd.
Deutsch Connectors Trading (Shanghai) Co., Ltd.
LGC Wireless Communication (Shenzhen) Co. Ltd.
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Specialties (China) Ltd. Production Branch
Measurement Technology (Chengdu) Ltd.
Raychem Electronics (Shanghai) Ltd.
Raychem Shanghai Cable Accessories Ltd
Raychem (Shanghai) Trading Ltd
Shanghai CII Electronics Co., Ltd (50%)
Shenzhen Century Man Communication Equipment Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Suzhou) Co., Ltd.
TE Connectivity (Wuxi) Company Limited
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (Kunshan) Co., Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Zhuhai) Ltd
Wema Environmental Technologies (Shanghai) Co., Ltd.
Wema Environmental Technologies (Shenzhen) Co., Ltd.

Colombia	Tyco Electronics Colombia Ltda.

Cyprus	Acalon Holdings Limited
Raychem Technologies Limited

Czech Republic	ADC Czech Republic, s.r.o.
Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Denmark	Tyco Electronics Denmark A/S
Tyco Electronics Far East Holdings ApS
Tyco Electronics Holding II (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	Butterfly Management SAS
Carrier Kheops Bac SAS
Compagnie Deutsch Distribution SAS
Compagnie Deutsch SAS
Connecteurs Electriques Deutsch SAS
Deutsch Finance SAS
Deutsch Group SAS
Deutsch SAS
MEAS Europe SAS
MEAS France SAS
Tyco Electronics France SAS
Tyco Electronics Holding France
Tyco Electronics Idento SAS
Tyco Electronics SIMEL SAS

Germany	ADC EMEA Holding GmbH
MEAS Deutschland GmbH
Sensotherm Temperatursensorik GmbH
Tyco Electronics AMP GmbH
Tyco Electronics EC Verwaltungsgesellschaft mbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH
Tyco Electronics Verwaltungs GmbH

Gibraltar	Tyco Electronics China (Gibraltar) Limited
Tyco Electronics (Gibraltar) Holding Limited
Tyco Electronics (Gibraltar) Limited
Tyco Electronics India (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Hong Kong	ADC Communications Hong Kong Limited
ADC Telecommunications (China) Limited
AMP Products Pacific Limited
Deutsch Connectors Hong Kong Limited
F.A.I. Technology (Hong Kong) Limited
Hong Kong Sensors Technologies Limited
MEAS Asia Limited
Original Electromechanical (HK) Limited
Raychem China Limited
Raychem (HK) Limited
TE Connectivity HK Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 1 Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited
Wema System Hong Kong Limited
Wema System Production and Distribution HK Limited

Hungary	SECON Kereskedelmi és Szolgáltató Korlátolt Felelösségü Társaság
Tyco Electronics Hungary Termelo Kft

India	ADC India Communications Limited (67.49%)
CII Guardian International Limited (39.43%)
Deutsch India Power Connectors (Pvt) Ltd
RAYCHEM-RPG Private Limited (50%)
TE Connectivity Global Shared Services India Private Limited
TE Connectivity India Private Limited
Wema Automotive System Private Limited

Indonesia	PT KRONE Indonesia (70%)
PT. LGC Wireless Indonesia
PT. Tyco Precision Electronics

Ireland	ADC Metrica Ireland Limited
Betatherm (R&D) Ltd.
MEAS Ireland (Betatherm) Limited
Raychem International (Branch d/b/a Tyco Electronics Cork)
TE Connectivity Holding International II S.à r.l. (Ireland Branch)
TE Connectivity Limerick
TE Connectivity (Netherlands) Holding S.a r.l. - Irish Branch
Tyco Electronics Group S.A. (Ireland Branch)
Tyco Electronics Ireland Limited

Israel	Deutsch Israel Ltd.
Raychem Ltd.
Tyco Electronics Israel Ltd.

Italy	Deutsch Italia S.r.l.
Tyco Electronics AMP Italia Products S.R.L.
Tyco Electronics AMP Italia S.R.L.
Tyco Electronics Italia Holding S.r.l.
Tyco Networks (Italy) Srl

Japan	LADD Distribution Limited
Nikkiso-Therm Co., Ltd. (50%)
Tyco Electronics Japan G.K.

Luxembourg	TCN Holding (Luxembourg) S.a.r.l. (en liquidation)
TE Connectivity Holding International I S.a r.l.
TE Connectivity Holding International II S.a r.l.
TE Connectivity Investments Holding S.a r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
TE Connectivity (Netherlands) Holding S.a r.l.
TE Connectivity (Netherlands) S.a r.l.
TE Connectivity S.a r.l.
Tyco Electronics Finance S.a r.l.
Tyco Electronics Group S.A.
Tyco Electronics Group II S.a r.l.
Tyco Electronics Holding S.a r.l.
TyCom Holdings II SA

Macao	LGC Wireless (Macau) Limited

Malaysia	LGC Wireless (M) Sdn. Bhd.
TE Connectivity Manufacturing Sdn. Bhd.
Tyco Electronics (Malaysia) Sdn. Bhd.

Malta	Tyco Electronics (AMP Korea) Malta Limited
Tyco Electronics (Korea) Malta Limited

Marshall Islands	C.S. Tyco Decisive Inc.
C.S. Tyco Dependable Inc.
C.S. Tyco Durable Inc.
C.S. Tyco Reliance Inc.
C.S. Tyco Resolute Inc.
C.S. Tyco Responder Inc.

Mauritius	Tyco Electronics Asia Investments Limited

Mexico	ADC de Delicias, S. de R.L. de C.V.
ADC de Juarez, S. de R.L. de C.V.
ADC de Mexico S.A. de C.V.
AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Deutsch Servicios S. de R.L. De C.V.
Kemex Holding Company, S.A. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Raychem Juarez, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	AMP Taiwan B.V.
AMP Trading B.V.
TE Connectivity Holding Cooperatief U.A.
TE Connectivity Nederland B.V.
TE Connectivity Netherlands Cooperatief U.A.
TE Connectivity Netherlands (Poland II) Cooperatief U.A.
TE Connectivity Netherlands (Turkey) B.V.
Tyco Electronics Netherlands (Germany Holding) B.V.
Tyco Electronics Netherlands (Gibraltar China) Cooperatief U.A.
Tyco Electronics Netherlands (Gibraltar India) Cooperatief U.A.
Tyco Electronics Netherlands Holding B.V.
Tyco Electronics Netherlands (India) Cooperatief U.A.
Tyco Electronics Wireless Systems B.V.
Tyco Networks (Netherlands) B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Representative Company Nigeria Limited

Norway	MEAS Norway AS
Precision Subsea AS
Tyco Electronics Norge AS
Wema System AS

Panama	TYCO SUBMARINE SYSTEMS, INC.

Peru	Tyco Electronics Del Peru S.A.C.
TyCom Networks (Peru) S.A.

Philippines	Tyco Electronics Philippines, Inc.

Poland	TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Puerto Rico	ADC Puerto Rico, Inc.

Russia	Rayenergo (ZAO Rayenergo)
Tyco Electronics RUS OOO

Saudi Arabia	Raychem Saudi Arabia Limited (49%)
Tyco Electronics Saudi Arabia Limited

Singapore	ADC Communications (SEA) Pte. Ltd.
Crompton Instruments (South-East Asia) Pte. Ltd.
Tyco Electronics AMP Manufacturing (S) Pte Ltd
Tyco Electronics Manufacturing Singapore Pte Ltd
Tyco Electronics Singapore Pte Ltd

South Africa	ADC Telecommunications (Africa) (Proprietary) Limited
Tyco Electronics South Africa (Proprietary) Limited

South Korea	Tyco Electronics AMP Korea Limited
Tyco Electronics Raychem Korea Limited

Spain	Mondragon Telecommunications S.L.
TE Connectivity AMP Espana S.L.U.
TE Connectivity Spain, S.A.U.
TE Connectivity SubCom S.L.U.
Tyco Iberia, S.L.
Tyco Networks Iberica, S.L.

Sweden	Tyco Electronics Svenska AB
Tyco Electronics Svenska Holdings AB

Switzerland	MEAS Switzerland S.a r.l.
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity (Netherlands) Holding S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Solutions GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics (Schweiz) Properties GmbH
Tyco Electronics Services GmbH
Tyco International Services GmbH (49.9375%)
Wema System AG

Taiwan	AMP Manufacturing Taiwan Co. Ltd
Raychem Pacific Corporation (50%)
Taiwan Superior Electric Co., Ltd.
Taliq Taiwan Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch
Tyco Electronics Taiwan Co., Ltd.

Thailand	ADC Communications (Thailand) Ltd.
ADC Telecommunications (Thailand) Co., Ltd.
TE Connectivity Manufacturing (Thailand) Company Limited
Tyco Electronics (Thailand) Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Holding Ltd.
ADC Communications (UK) Ltd.
Critchley Group Limited
Deutsch GB Limited
Deutsch Subco Limited
Deutsch UK
Gentech International Limited
Raychem Limited
Seacon (Europe) Limited
Servo Interconnect Limited
TE Connectivity Limited
Timesquest Limited
Tyco Electronics Corby Limited
Tyco Electronics Energy (UK) Limited
Tyco Electronics Motors Ltd
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd.
Tyco Electronics UK Infrastructure Limited
Tyco Electronics UK Ltd.

United States	999 Arques Corp. (37.5%)
ADC DSL Systems, Inc.
ADC Global Holdings, Inc.
ADC International Holding LLC
ADC OUS Holdings, LLC
ADC Telecommunications, Inc.
American Sensor Technologies, Inc.
Brantner and Associates, Inc.
Brantner Holding Company
Codenoll Technology Corporation (73.99%)
Cotsworks LLC (40%)
Howard A. Schaevitz Technologies, Inc.
L. L. Rowe Company
LADD Distribution LLC
MEAS US Holding, Inc.
Measurement Specialties Foreign Holdings Corporation
Measurement Specialties, Inc.
Precision Interconnect LLC
Princeton Optics, Inc.
Raychem International LLC
Raychem International Manufacturing LLC
Rochester Wire and Cable LLC
SEACON Advanced Products LLC
SEACON Brazil DS LLC
SEACON Brazil PS LLC
TE Connectivity Inc.
TE Connectivity MOG Inc.
TE Connectivity Networks, Inc.
TE Connectivity Phoenix Optix Inc.
TE Connectivity Seacon Phoenix Inc.
The Whitaker LLC
Transoceanic Cable Ship Company LLC
Tyco Electronics Corporation
Tyco Electronics Holding Corp.
Tyco Electronics Integrated Cable Systems LLC
Tyco Electronics Latin America Holding LLC
Tyco Electronics Printed Circuit Group LP
Tyco Electronics RIMC Holding LLC
Tyco Electronics Subsea Communications LLC
Wema Americas LLC

Uruguay	Tyco Electronics Uruguay S.A.

Venezuela	ADC Telecomunicaciones Venezuela, S.A.
AMP de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.
Tyco Submarine Systems, C.A.

Vietnam	TE Connectivity Vietnam Company Limited
Tyco Electronics Vietnam Limited Liability Company